Exhibit 99.1

Edgewater Reports First Quarter 2017 Results

WAKEFIELD, Mass., May 03, 2017 (GLOBE NEWSWIRE) -- Edgewater Technology, Inc. (NASDAQ:EDGW), a leading consulting firm that helps business leaders drive transformational change through its unique selection of business and technology services and specialized product-based solutions, reported financial results for the quarter ended March 31, 2017.

First Quarter 2017 Financial Results vs. Same Year-Ago Quarter

  Total revenue was $29.1 million compared to $31.9 million
  Service revenue was $25.1 million compared to $28.2 million
  Gross profit was $10.0 million, or 34.3% of total revenue, compared to $10.8 million, or 33.7% of total revenue
  Gross profit margin related to service revenue was 35.2% compared to 35.4%
  Utilization was 74.3% compared to 72.7%
  Net loss of $(2.7) million, or $(0.21) per diluted share, compared to net loss of $(763,000), or $(0.06) per diluted share
  Cash flow used in operating activities was $3.7 million compared to cash flow used in operating activities of $5.2 million; and
  Adjusted EBITDA (a non-GAAP financial measure) was $313,000, or 1.1% of total revenue (see “Non-GAAP Financial Measures” below for further discussion of this non-GAAP term), compared to Adjusted EBITDA of $1.4 million, or 4.3% of total revenue.

Management Commentary

“Over the past several weeks, we have begun the process of analyzing and modeling the intrinsic value of the Company and its operating units,” commented Jeffrey Rutherford, Edgewater’s chairman, interim president and interim CEO. “We are excited about the value creation potential of each of the Company’s three service offerings.

“As we move forward, we are completely focused on our efforts to drive shareholder value.  Through the strategic investment in sales and marketing and the elimination of unnecessary general and administrative spending, along with continued focus on consultant utilization, we have a clear and executable plan for the enhancement of shareholder value.

“In terms of pure operational performance, excluding non-routine charges, the first quarter results were in-line with our expectations.  Service revenue was within our guidance range, and we increased sales and marketing efforts and spend rates to address the disruption in our sales pipeline activity associated with a vendor push to accelerate the adoption of new cloud-based applications.

 “We anticipate second quarter 2017 service revenue will be in the range of $25.0 million to $26.0 million.  This will be essentially flat compared to the first quarter of 2017 and down on a year-over-year basis.  Our second quarter 2017 service revenue projection continues to reflect the disruption we are experiencing from customers contemplating their adoption strategy for could-based applications.”

Conference Call and Webcast Information

Edgewater has scheduled a conference call today (Wednesday, May 3, 2017) at 10:00 a.m. Eastern time to discuss its first quarter 2017 results.

Date: Wednesday, May 3, 2017
Time: 10:00 a.m. Eastern time
Dial-in number: 1-877-713-9347   / Passcode: 3108971
Webcast: http://ir.edgewater.com/

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization.

A replay of the conference call can be accessed via Edgewater’s investor relations web site at http://ir.edgewater.com/ or by dialing 1-404-537-3406 (Conference ID#: 3108971) after 1:00 p.m. Eastern time on the same day through Wednesday, May 17, 2017.

About Edgewater

Edgewater (NASDAQ:EDGW) helps business leaders drive transformational change through its unique selection of business and technology services and specialized product-based solutions.

Classic consulting disciplines (such as business advisory, process improvement, organizational change management, M&A due diligence, and domain expertise) are blended with technical services (such as digital transformation, technical roadmaps, data and analytics services, custom development, and system integration) to help organizations get the most out of their existing IT assets while creating new digital business models.

Delivering both on premise and in the cloud, Edgewater partners with Oracle and Microsoft to offer Business Analytics, BI, ERP, and CRM solutions. Edgewater Ranzal, an Oracle Platinum Consulting Partner, provides Business Analytics solutions leveraging Oracle EPM, BI, and Big Data technologies. As an award-winning Microsoft partner, Edgewater Fullscope delivers Dynamics AX ERP, Business Intelligence, and CRM solutions, with a specialty in manufacturing.

Forward-Looking Statements

This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our expected second quarter 2017 service revenue, the intrinsic value of the Company and its operating units, the value creation potential of each of the Company’s three service offerings, our ability to drive shareholder value and our ability to successfully execute a plan for the enhancement of shareholder value.  Forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments which are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecasted, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (1) failure to obtain new customers or retain significant existing customers; (2) the loss of one or more key executives and/or employees; (3) changes in industry trends, such as a decline in the demand for Enterprise Resource Planning and Enterprise Performance Management solutions, custom development and system integration services and/or declines in industry-wide information technology spending, whether on a temporary or permanent basis and/or delays by customers in initiating new projects or existing project milestones; (4) inability to execute upon growth objectives; (5) adverse developments and volatility involving geopolitical or technology market conditions; (6) unanticipated events or the occurrence of fluctuations or variability in the matters identified under “Critical Accounting Policies” in our 2016 Annual Report on Form 10-K; (7) delays in, or the failure of, our sales pipeline being converted to billable work and recorded as revenue; (8) termination by clients of their contracts with the Company or inability or unwillingness of clients to pay for the Company's services, which may impact the Company's accounting assumptions; (9) inability to recruit and retain professionals with the high level of information technology skills and experience needed to provide the Company's services; (10) failure to expand outsourcing services to generate additional revenue; (11) any changes in ownership of the Company or otherwise that would result in a limitation of the net operating loss carry forward under applicable tax laws; (12) the possibility that activist stockholders may wage proxy contests or gain representation on or control of the Board of Directors, causing disruption and/or uncertainty to the Company's business, customer relationships and employee retention; (13) the failure of the marketplace to embrace advisory and product-based consulting services; (14) difficulties and costs associated with transitioning to the cloud; (15) the inability to achieve the expected synergies from our 2015 acquisitions; and/or (16) changes in the Company's utilization levels.  In evaluating these statements, you should specifically consider various factors described above as well as the risks outlined under “Part I - Item IA. Risk Factors” in our 2016 Annual Report on Form 10-K filed with the SEC on March 15, 2017. These factors may cause our actual results to differ materially from those contemplated, projected, anticipated, planned or budgeted in any such forward-looking statements.

Although the Company believes that the expectations in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance, growth, earnings per share or achievements. However, neither the Company nor any other person assumes responsibility for the accuracy and completeness of such statements. Except as required by law, the Company undertakes no obligation to update any of the forward-looking statements after the date of this Press Release to conform such statements to actual results.

EDGEWATER TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	March 31, 2017	December 31, 2016
Assets
Cash and cash equivalents	$17,674	$19,693
Accounts receivable, net	25,366	25,661
Prepaid expenses and other current assets	1,781	1,208
Total current assets	44,821	46,562
Property and equipment, net	536	623
Goodwill and intangible assets, net	37,660	38,361
Deferred tax assets, net	23,627	19,031
Other assets	227	228
Total Assets	$106,871	$104,805

Liabilities and Stockholders’ Equity
Accounts payable	$587	$634
Accrued liabilities	13,717	13,497
Short-term portion of contingent earnout consideration	8,929	8,089
Deferred revenue	1,922	1,811
Total current liabilities	25,155	24,031
Long-term debt	5,000	5,000
Total liabilities	30,155	29,031
Stockholders' Equity	76,716	75,774
Total Liabilities and Stockholders' Equity	$106,871	$104,805

Shares Outstanding	13,364	12,878

EDGEWATER TECHNOLOGY, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
Revenue:
Service Revenue	$25,135	$28,215
Software	2,531	2,029
Reimbursable expenses	1,464	1,654
Total revenue	29,130	31,898

Cost of revenue:
Project and personnel costs	16,286	18,240
Software costs	1,392	1,254
Reimbursable expenses	1,464	1,654
Total cost of revenue	19,142	21,148
Gross profit	9,988	10,750

Selling, general and administrative	9,938	9,886
Named executive officer severance	3,371	-
Consent solicitation expenses	666	58
Change in fair value of contingent consideration	604	-
Direct acquisition costs	-	430
Depreciation and amortization	808	1,004
Operating loss	(5,399)	(628)

Other expense, net	233	625
Loss before income taxes	(5,632)	(1,253)
Income tax benefit	(2,945)	(490)
Net loss	$(2,687)	$(763)

BASIC LOSS PER SHARE:
Basic loss per share	$(0.21)	$(0.06)
Weighted average shares outstanding - Basic	12,971	11,790

DILUTED LOSS PER SHARE:
Diluted loss per share	$(0.21)	$(0.06)
Weighted average shares outstanding - Diluted	12,971	11,790

EDGEWATER TECHNOLOGY, INC.
Condensed Consolidated Statements of Cash Flows
(In Thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
Cash flow (used in) provided by:
Operating activities	$(3,743)	$(5,153)
Investing activities	(19)	(136)
Financing activities	1,730	1,216
Effect of exchange rates on cash	13	59
Net decrease in cash and cash equivalents	$(2,019)	$(4,014)

EDGEWATER TECHNOLOGY, INC.
Segment Information
(In Thousands)
(Unaudited)

The Company maintains three reportable segments: Oracle (Enterprise Performance Management (“EPM”)), Microsoft (Enterprise Resource Planning (“ERP”)) and Classic Consulting.  The EPM segment provides Business Analytics solutions leveraging Oracle EPM, BI and Big Data technologies.  The ERP segment delivers Dynamics AX ERP, Business Intelligence and CRM solutions, primarily in the manufacturing space.  The Classic Consulting segment provides business advisory services that are blended with technical services to help organizations leverage investments in legacy IT assets to create new digital business models.

The Company evaluates the performance of these segments based upon revenue and operating segment operating income (loss).

	EPM	ERP	Classic Consulting	Corporate	Consolidated

	(In Thousands)
Three Months Ended March 31, 2017:
Total revenue	$14,308	$11,350	$3,472	$-	$29,130
Operating income (loss)	$899	$929	$(25)	$(7,202)	$(5,399)
Depreciation and amortization expense	$562	$198	$3	$45	$808
Three Months Ended March 31, 2016:
Total revenue	$16,506	$10,836	$4,556	$-	$31,898
Operating income (loss)	$1,640	$285	$977	$(3,530)	$(628)
Depreciation and amortization expense	$720	$190	$46	$48	$1,004

Non-GAAP Financial Measures

Edgewater reports its financial results in accordance with generally accepted accounting principles (“GAAP”). Management believes, however, that certain non-GAAP financial measures used in managing the Company’s business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein and certain of the information presented by the Company from time to time may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. As noted below, the foregoing measures have limitations and do not serve as a substitute and should not be construed as a substitute for GAAP performance, but provide supplemental information concerning our performance that our investors and we find useful.

Edgewater views Adjusted EBITDA and Adjusted EBITDA as a Percentage of Total Revenue as important indicators of performance, consistent with the manner in which management measures and forecasts the Company’s performance. We believe Adjusted EBITDA measures are important performance metrics because they facilitate the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our business operations.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Income tax provision. The exit of our former significant unrelated operations in 2000 and 2001 created significant net operating loss carry-forwards and deferred tax assets, and the tax provisions that we take under GAAP, for which there is no corresponding federal tax payment obligation for us, and the adjustments that we make to our deferred tax asset, based on the prospects and anticipated future profitability of our ongoing operations, can be significant and can obscure, either significantly, or in part, period-to-period changes in our core operating results.

Depreciation and amortization. We incur expense associated with the amortization of intangible assets that is primarily related to the various acquisitions we have completed. We believe that eliminating this expense from our non-GAAP financial measures is useful to investors because the amortization of intangible assets can be inconsistent in amount and frequency, and is significantly impacted by the timing and magnitude of the individual acquisition transactions, which also vary substantially in frequency from period-to-period.

Stock-based compensation expense. We incur stock-based compensation expense under Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation – Stock Compensation.” We exclude this non-cash expense as we do not believe it is reflective of business performance. The nature of stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. Edgewater believes that non-GAAP financial measures of profitability, which exclude stock-based compensation, are widely used by analysts and investors.

Adjustments to contingent consideration earned, at fair value. We are required to remeasure the fair value of our contingent consideration liability related to acquisitions each reporting period until the contingency is settled. Any changes in fair value are recognized as a current period operating expense. The Company believes that excluding these adjustments from its non-GAAP financial measures is useful to investors because they are related to acquisition events and make it difficult to evaluate core operating results.

Direct acquisition costs. We incur direct transaction costs related to acquisitions which are expensed in our GAAP financial statements. Our non-GAAP financial measures exclude the effects of direct acquisition-related costs as we believe these transaction-specific expenses are inconsistent in amount and frequency and make it difficult to make period-to-period comparisons of our core operating results.

Consent solicitation expenses.  Consent solicitation expenses are expenses incurred to respond to activities and inquiries of Ancora Advisors LLC and Lone Star Value Management (“Lone Star”), including associated consent solicitations, and a subsequent settlement agreement with Lone Star. The Company has not incurred significant expenses in connection with such matters in historical periods, and these costs are not considered core operating activities. Management believes that it is appropriate to exclude these costs in order to provide investors with the ability to compare our period-over-period operating results from continuing operations.

Other expense, net. We record periodic interest and other (income) and expense amounts in connection with our cash and cash equivalents, capital lease obligations, (gains) and losses on foreign currency transactions and the recognition of the recorded discount on accrued contingent earnout consideration. Our non-GAAP financial measures exclude (income) expense associated with these items as we believe such (income) expense is inconsistent in amount and frequency and makes it difficult to make period-to-period comparisons of our core operating results.

Named executive officer severance. In March 2017, we incurred expense associated with the termination of employment of certain named executive officers of the Company.  Our non-GAAP financial measures exclude the severance-related expense associated with the termination of these individuals as we believe that such expense is not consistent with the normally recurring operations of our Company and it makes it difficult to make period-to-period comparisons of our operating performance.

We believe that Adjusted EBITDA metrics provide qualitative insight into our current performance; we use these measures to evaluate our results, the performance of our management team and our management’s entitlement to incentive compensation; and we believe that making this information available to investors enables them to view our performance the way that we view our performance and thereby gain a meaningful understanding of our core operating results, in general, and from period to period.

EDGEWATER TECHNOLOGY, INC.
Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA
(Dollars In Thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2017	2016

Reported GAAP net loss	$(2,687)	$(763)
Add: Income tax benefit	(2,945)	(490)
Add: Depreciation and amortization	811	1,049
Add: Stock-based compensation expense	510	477
Add: Change in fair value of contingent consideration	604	-
Add: Direct acquisition costs	-	430
Add: Consent solicitation expenses	666	58
Add: Named executive officer severance[2]	3,121	-
Less: Other expense, net	233	625
Adjusted EBITDA[1]	$313	$1,386

Adjusted EBITDA as a % of total revenue[1]	1.1%	4.3%
Total revenue	$29,130	$31,898

  Adjusted EBITDA and Adjusted EBITDA as a Percentage of Total Revenue are Non-GAAP performance measures and are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, GAAP Net Income (Loss). Adjusted EBITDA measures presented may not be comparable to similarly titled measures presented by other companies. Adjusted EBITDA is defined as net income (loss) less other expense, net, plus income tax provision (benefit), depreciation and amortization, stock-based compensation expense, adjustments to contingent consideration earned, goodwill and intangible asset impairment charges, direct acquisition costs, consent solicitation expenses and named executive officer severance. Adjusted EBITDA as a % of Total Revenue is defined as Adjusted EBITDA divided by Total Revenue.

  Named executive officer severance excludes stock-based compensation expense associated with the acceleration of vesting provisions on certain equity awards as this expense is reported as a part of stock-based compensation expense.

Company Contact:
Timothy R. Oakes
Chief Financial Officer
1-781-246-3343